SUPPLEMENT DATED MAY 21, 2021
To the following variable annuity prospectuses:
Allianz Index Advantage®
Allianz Index Advantage ADV®
Allianz Index Advantage NF®
Allianz Index Advantage Income®
Dated April 30, 2021
ISSUED BY
Allianz Life Insurance Company of North America and Allianz Life® Variable Account B
This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.

Allianz Index Advantage® and Index Advantage Income®

Index Performance Strategy 3-year Term with 20% Buffer available to Contracts issued before April 30, 2021
•	For Contracts issued in New Hampshire that have a Contract number starting with AV, these will become available on the first Index Anniversary that occurs on or after June 21, 2021.
Index Performance Strategy 3-year and 6-year Terms with Participation Rate available to Contracts issued on or after April 30, 2021
•	Not available to Contracts issued in Hawaii or Louisiana.
•	For Contracts issued in New Hampshire, these first became available to newly issued Contracts on April 30, 2021.
•	For Contracts issued in Montana, New Jersey, Utah, and Virginia, these will first become available to newly issued Contracts on June 21, 2021.

Allianz Index Advantage ADV® and Index Advantage NF®

Index Performance Strategy 3-Year Term
•	For Contracts issued in New Hampshire, these become available to newly issued Contracts on April 30, 2021.
•	For Contracts issued in New Hampshire before April 30, 2021, these will become available on the first Index Anniversary that occurs on or after June 21, 2021.

PRO-005-0421
(IXA-003, IXA-003-ADV, IXA-003-NF, IAI-003)